Exhibit 23.1

TBPELS REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

Consent of Independent Petroleum Engineers

To the Board of Directors

Crescent Energy Company:

We have issued our report dated January 20, 2023 on estimates of oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2022. As independent oil and gas consultants, we hereby consent to the inclusion of our report and the information contained therein included in or made part of this Current Report on Form 8-K of Crescent Energy Company. Furthermore, we hereby consent to the incorporation by reference in that certain (i) Registration Statement on Form S-3 (File No. 333-269152), as may be amended from time to time, as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 6, 2023, of the report and (ii) Registration Statement on Form S-8 (File No. 333-261604), as may be amended from time to time, as originally filed with the Commission on December 10, 2021, of the report.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

January 25, 2023

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110